UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
__________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  June 23, 2009
__________________________

ST. BERNARD SOFTWARE, INC.
(Exact Name of Registrant as Specified in its Charter)
__________________________

Delaware	0-50813	20-0996152
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15015 Avenue of Science
San Diego, California 92128
 (Address of Principal Executive Offices) (Zip Code)

(858) 676-2277
(Registrant’s telephone number,
including area code)

_______________________________________________
(Former Name or Former Address, if Changed Since Last Report)
__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(a)           On June 23, 2009, the management of St. Bernard Software, Inc. (the “Company”), received a letter, dated June 23, 2009 (the “Resignation Letter”), from Scott Broomfield, a member of the Board of Directors of the Company (the “Board”), indicating that he was resigning from the Board effective immediately due to fundamental and irreconcilable differences.  At the time of his resignation, Mr. Broomfield served on the Company’s Nominating and Corporate Governance and Compensation Committees and was chairman of the Audit Committee.

Although the Resignation Letter does not explicitly state the nature of the disagreement, the Company believes the disagreement with Mr. Broomfield involves certain aspects of the Company’s strategic and operational direction.

Throughout the five years Mr. Broomfield has served on the Board, the Company has appreciated his strong views and input and believes that continued diverse input from directors such as Mr. Broomfield would best serve the interests of the Company and its stockholders.

Item 9.01    Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
17.1	Letter, dated June 23, 2009, from Scott Broomfield to the Board of Directors of St. Bernard Software, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ST. BERNARD SOFTWARE, INC.

Date: June 30, 2009	By:	/s/ Louis E. Ryan
Louis E. Ryan
Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors

EXHIBIT INDEX

Exhibit Number	Description
17.1	Letter, dated June 23, 2009, from Scott Broomfield to the Board of Directors of St. Bernard Software, Inc.